Exhibit 10.2

AMENDMENT NO. 1 TO

TERM LOAN AGREEMENT

This AMENDMENT NO. 1 TO TERM LOAN AGREEMENT (this “Amendment”) is dated as of November 8, 2013 by and among SUMMER INFANT, INC. and SUMMER INFANT (USA), INC., as “Borrowers” under the Loan Agreement referenced below (“Borrowers”), SUMMER INFANT CANADA, LIMITED and SUMMER INFANT EUROPE LIMITED, as “Guarantors” under the Loan Agreement referenced below (“Guarantors”), the “Lenders” part to the Loan Agreement referenced below (“Lenders”), and SALUS CAPITAL PARTNERS, LLC, in its capacity as “Agent” for the Lenders under the Loan Agreement referenced below (“Agent”).

WHEREAS, Borrowers, Guarantors, Lenders and Agent are parties to that certain Term Loan Agreement dated as of February 28, 2013 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”); and

WHEREAS, Borrowers, Guarantors, Lenders and Agent desire to amend certain provisions of the Loan Agreement, all as more fully described herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, the parties agree that the Loan Agreement is hereby amended as follows:

1.                                      Capitalized Terms.  Capitalized terms used herein which are defined in the Loan Agreement have the same meanings herein as therein, except to the extent such terms are amended hereby.

2.                                      Amendment to Section 1.01 of the Loan Agreement.  Section 1.01 of the Loan Agreement is hereby amended by adding the defined terms “Fixed Charge Coverage Ratio” and “Fixed Charges” in the appropriate alphabetical order, as follows:

“Fixed Charge Coverage Ratio” means the ratio, determined on a consolidated basis for Parent and its Subsidiaries for the most recent period of twelve consecutive months, of (a) EBITDA minus Capital Expenditures (except those financed with (i) Borrowed Money other than Revolver Loans (as defined in the ABL Agreement) or (ii) proceeds of casualty events or the issuance of Equity Interests to the extent such Capital Expenditures are made substantially contemporaneously with the receipt of such proceeds) and cash taxes paid for such period, to (b) Fixed Charges paid in cash during such period.

“Fixed Charges” means the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money, and Distributions made.

3.                                      Amendment to Section 7.23 of the Loan Agreement.  Section 7.23  of the Loan Agreement is hereby amended by deleting Section 7.23  in its entirety and replacing it with the following new Section 7.23:

“7.23                  Financial Covenants.

(a)  Minimum EBITDA. Permit the Consolidated EBITDA, calculated as of the last day of each month for each of the consecutive month periods set forth below, to be less than the amounts set forth below for such periods:

Period of Consecutive Months Beginning March 1, 2013 and Ending	Minimum Consolidated EBITDA

March 31, 2013	$750,000
April 30, 2013	$1,500,000
May 31, 2013	$2,500,000
June 30, 2013	$3,500,000
July 31, 2013	$4,500,000
August 31, 2013	$6,000,000
September 30, 2013	$7,000,000

Notwithstanding anything to the contrary set forth in the Loan Agreement, the Loan Parties shall not be required to comply with this Section 7.23(a) for any period ending after September 30, 2013.

(b)  Fixed Charge Coverage Ratio.  Commencing on September 30, 2013, permit the Fixed Charge Coverage Ratio, for each period of twelve consecutive months most recently ended, to be less than 1.0 to 1.0.”

4.                                      Amendment to Section 7.24 of the Loan Agreement.  Section 7.24 of the Loan Agreement is hereby amended by deleting Section 7.24 in its entirety and replacing it with the following new Section 7.24:

“7.24                  Maximum Senior Leverage Ratio.  Commencing February 28, 2014, permit the Senior Leverage Ratio, as of the last day of any month to be greater than the corresponding amount set forth below:

Last Day of the Month Set Forth Below	Maximum Senior Leverage Ratio
February 2014	6.00
March 2014	6.00
April 2014	6.00
May 2014	6.00
June 2014	6.00
July 2014	5.50
August 2014	5.50
September 2014	5.50
October 2014	5.00
November 2014	5.00
December 2014	5.00

provided, that the maximum Senior Leverage Ratio shall be established by the Agent for the period commencing on January 31, 2015 and thereafter, based upon the Business Plan.

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5.                                      No Default; Representations and Warranties, Etc.  The Loan Parties hereby represent, warrant and confirm that: (a) all representations and warranties of the Loan Parties in the Loan Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that such representations and warranties expressly relate to or are stated to have been made as of an earlier date, in which case, such representations and warranties shall be true and correct in all material respects as of such earlier date; (b) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing; and (c) the execution, delivery and performance by the Loan Parties of this Amendment and all other documents, instruments and agreements executed and delivered in connection herewith or therewith (i) have been duly authorized by all necessary action on the part of the Loan Parties (including any necessary shareholder consents or approvals), (ii) do not violate, conflict with or result in a default under and will not violate or conflict with or result in a default under any applicable law or regulation, any term or provision of the organizational documents of any Loan Party or any term or provision of any material indenture, agreement or other instrument binding on any Loan Party or any of its assets, and (iii) do not require the consent of any Person which has not been obtained.

6.                                      Ratification and Confirmation.  The Loan Parties hereby ratify and confirm all of the terms and provisions of the Loan Agreement and the other Loan Documents and agree that all of such terms and provisions, as amended hereby, remain in full force and effect.  Without limiting the generality of the foregoing, the Loan Parties hereby acknowledge and confirm that all of the “Obligations” under and as defined in the Loan Agreement are valid and enforceable and are secured by and entitled to the benefits of the Loan Agreement and the other Loan Documents, and the Loan Parties hereby ratify and confirm the grant of the liens and security interests in the Collateral in favor of Agent, for the benefit of itself and Lenders, pursuant to the Loan Agreement and the other Loan Documents, as security for the Obligations.

7.                                      Conditions to Effectiveness of Amendment.  This Amendment shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied or waived in writing by Agent (the effective date of this Amendment, the “Effective Date”):

(a)                                 Agent shall have received counterparts to this Amendment, duly executed by Agent, Lenders and Loan Parties.

(b)                                 Agent shall have received a true and accurate copy of an effective amendment to the ABL Agreement that (i) provides that Obligors (as defined in the ABL Agreement) shall not be obligated to comply with Section 10.3.1 of the ABL Agreement for any period ending after September 30, 2013 and (ii) amends the definition of Fixed Charge Coverage Ratio and Section 10.3.2 of the ABL Agreement to match the definition of Fixed Charge Coverage Ratio and the Fixed Charge Coverage Ratio covenant levels set forth in Section 1.01 and Section 7.23(b), respectively, of the Loan Agreement (as amended by this Amendment), duly executed by all requisite parties to the ABL Agreement and in form and substance reasonably satisfactory to Agent.

(c)                                  Borrowers shall have paid all fees and amounts due and payable to Agent, its legal counsel and Lenders in connection with the Loan Agreement, this Amendment and the other Loan Documents, including, (i) the amendment fee payable to Agent in the amount of $45,000, and (ii) to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by Borrowers under the Loan Agreement.

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8.                                      Miscellaneous.

(a)                                 Except to the extent specifically amended hereby, the Loan Agreement, the other Loan Documents and all related documents shall remain in full force and effect.

(b)                                 This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one instrument.

(c)                                  Borrowers shall reimburse Agent for, or pay directly, all reasonable out-of-pocket costs and expenses of Agent (including, without limitation, the reasonable fees and expenses of Agent’s legal counsel) in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents, within 30 days of Borrowers’ receipt of invoices (in reasonably sufficient detail) setting forth such costs and expenses.

(d)                                 This Amendment shall be governed by the laws of the State of New York and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment which shall be deemed to be a sealed instrument as of the date first above written.

BORROWERS

SUMMER INFANT, INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

SUMMER INFANT (USA), INC.

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

GUARANTORS

SUMMER INFANT CANADA, LIMITED

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

SUMMER INFANT EUROPE, LIMITED

By:	/s/ Paul Francese
Name:	Paul Francese
Title:	CFO

[Signature Page to Amendment No.1 to Term Loan Agreement]

AGENT

SALUS CAPITAL PARTNERS, LLC, as Agent

By	/s/ Jonas D.L. McCray
Name:	Jonas D.L. McCray
Title:	Senior Vice President

[Signature Page to Amendment No.1 to Term Loan Agreement]

LENDER

SALUS CLO 2012-1, LTD., as Lender

By: Salus Capital Partners, LLC
Its: Collateral Manager

By	/s/ Robert F. Kuppens
Name:	Robert F. Kuppens
Title:	Senior Vice President

[Signature Page to Amendment No.1 to Term Loan Agreement]